Exhibit 99.1
FREMONT GENERAL CORPORATION ANNOUNCES RECEIPT OF NOTICE OF
COVENANT DEFAULT WITH RESPECT TO GUARANTIES ISSUED IN CONNECTION
WITH CERTAIN PRIOR RESIDENTIAL SUB-PRIME LOAN SALE TRANSACTIONS
     (BREA, CALIFORNIA) — March 4, 2008: Fremont General Corporation (“Fremont General” or the “Company”) (NYSE: FMT), doing business primarily through its wholly-owned bank subsidiary, Fremont Investment & Loan (“Bank”), announced today that it has received notices from two affiliated third party purchasers of an aggregate of $3.15 billion of residential sub-prime mortgage loans that it had sold in March 2007, alleging that the Company was in default with respect to at least one of several obligations that the Company had undertaken in connection with such loan sales (the “Notices”).
     In March 2007, the Bank entered into two agreements (the “Loan Sale Agreements”) with respect to the sale of residential sub-prime mortgage loans and related servicing to two affiliated third party purchasers as reported in the Company’s news release which was reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 21, 2007. To support the Bank’s obligation to repurchase any loans that were sold in the transaction, which might subsequently breach any of the specific representations and warranties made in connection with the Loan Sale Agreements, Fremont General provided each of the purchasers with a guaranty to honor any of the Bank’s obligations under such Loan Sale Agreements. In support of such guaranties, Fremont General covenanted that for two years following the effective date of such loan sale transactions (and for three years, if in connection with a sale, liquidation and certain other types of transactions involving the Company), it would not permit the Company’s “tangible net worth,” as defined, at any time to be less than $250 million. To the extent that Fremont General fails to comply with such covenant, it agreed to either provide a letter of credit acceptable to the purchasers in an amount equal to the tangible net worth deficiency (i.e., the difference between $250 million and Fremont General’s then tangible net worth on an ongoing basis), or deposit into a reserve account from sources that would not otherwise further diminish the Company’s tangible net worth an amount that would be equal to such tangible net worth deficiency. Fremont General further agreed to deliver, on a quarterly basis after the effective date of the loan sale transactions, specified financial statements on both a consolidated basis and also of the Bank, along with a certification of the Company’s chief financial officer, both with respect to such financial statements and as to compliance with the referenced tangible net worth covenant.
     Fremont General has determined that the financial statement delivery obligations and related certifications for the quarters ended June 30, September 30 and December 31, 2007 were not delivered by Fremont General as required by the guaranties. Moreover, as previously disclosed in connection with ongoing reviews and the Company’s preparation of its 2007 consolidated financial statements, which have not yet been completed, Fremont General and the Bank may need to record additional asset write-downs and reserves, which could result in further losses or, alternatively, will require the Bank to adjust downward its regulatory capital. Consequently, the Company’s new management is not yet able to make delivery of its December 2007 financial statements and the related certifications required by the guaranties. The Notices require Fremont General to provide the purchasers either with assurances that

Fremont General meets the referenced tangible net worth covenant or to take the actions called for by the guaranties as discussed above. At this time, the Company’s new management cannot confirm that Fremont General is able to satisfy the tangible net worth covenant as of December 31, 2007 due to its ongoing efforts to complete its 2007 consolidated financial statements, but believes it is likely that Fremont General will not be in compliance with such covenant at December 31, 2007 and, therefore, would be in default under the guaranties, as a result of the losses incurred during 2007 coupled with the possible additional write-downs and reserves that it may be required to establish. Under such circumstances, and given the Company’s limited available liquidity and overall financial condition, Fremont General is not in a position to either provide a letter of credit or deposit cash into a reserve account. Although the Company’s new management has initiated discussions with the purchasers to seek a waiver of this guaranty requirement, no assurances can be made as to whether such discussions will be successful or that the purchasers will not file a lawsuit against the Company or declare an event of default. To the extent that litigation is pursued and the Company was not successful in defending any such lawsuit, its ability to continue to conduct business as a going concern would be called into question.
     As of the date hereof, the purchasers had previously requested the Bank to repurchase approximately $11 million of the loans sold under the Loan Sale Agreements due to alleged breaches of representations and warranties. The Bank is evaluating these requests as it does with all such repurchase requests to determine whether they are appropriate. The Notices do not allege that the Bank is in breach of its obligations under the Loan Sale Agreements, but rather that Fremont General has failed to deliver the required financial statements and related certifications required under the guaranties.
About Fremont General
     Fremont General Corporation is a financial services holding company with $8.8 billion in total assets, at September 30, 2007. The Company is engaged in deposit gathering through a retail branch network located in the coastal and Central Valley regions of Southern California and residential real estate mortgage servicing through its wholly-owned bank subsidiary, Fremont Investment & Loan. Fremont Investment & Loan funds its operations primarily through deposit accounts sourced through its 22 retail banking branches which are insured up to the maximum legal limit by the Federal Deposit Insurance Corporation.
     The Retail Banking Division of the Bank continues to offer a variety of savings and money market products as well as certificates of deposits across its 22 branch network. Customer deposits remain fully insured by the FDIC up to at least $100,000 and retirement accounts remain insured separately up to an additional $250,000.
     To find out more about Fremont General, or to subscribe to the Company’s email alert feature for notification of Company news and events, please visit www.fremontgeneral.com.
Regulatory Filings
     The Company’s periodic reports as filed with the SEC can be accessed at www.fremontgeneral.com and on the EDGAR’s section of the SEC’s website at www.sec.gov.

Forward-Looking Statements
     This news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon current expectations and beliefs of the Company and its subsidiaries. These statements and the Company’s reported results herein are not guarantees of future performance or results and there can be no assurance that actual developments and economic performance will be those anticipated by the Company. Actual developments and/or results may differ significantly and adversely from historical results and those anticipated by the Company for the fiscal year ending December 31, 2008 as a result of various factors which are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, Quarterly Reports on Form 10-Q, and its reports on Form 8-K and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company does not undertake to update or revise forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made, except as required under applicable securities laws.
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